Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BellRing Brands, Inc. of our report dated November 21, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BellRing Brands, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2023.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

September 12, 2024